As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-286654

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

Amendment No. 2

to

FORM S-1/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_________________________________

Cloudastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	87-0690564
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_________________________________

228 Hamilton Avenue, 3rd Floor
Palo Alto, California 94301

(650) 644-4160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________________

James McCormick

Chief Executive Officer

Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor
Palo Alto, California 94301

(650) 644-4160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Vanessa Schoenthaler, Esq.

Saul Ewing LLP

1270 Avenue of the Americas, Suite 2800

New York, New York 10020

(212) 980-7208

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Cloudastructure, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-286654) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

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EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference
		Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the registrant, as currently in effect	S-1/A	333-255424	3.1	October 24, 2024
3.2	Form of Certificate of Designations of Preferences and Rights of Series 1 Convertible Preferred Stock	S-1/A	333-282038	3.2	November 29, 2024
3.3	Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock	8-K	001-42494	3.1	March 26, 2025
3.4	Bylaws of the registrant, as currently in effect	S-1/A	333-282038	3.2	September 26, 2024
4.1	Description of Securities (incorporated by reference to exhibits 3.1 through 3.4)
4.2	Form of Warrant	S-1/A	333-282038	4.2	September 26, 2024
5.1*	Opinion of Saul Ewing LLP
10.1	Amended 2014 Stock Option Plan	S-1/A	333-282038	10.1	September 26, 2024
10.2	2024 Stock Option Plan	S-1/A	333-282038	10.2	October 24, 2024
10.3	Employment Agreement between Cloudastructure, Inc. and James McCormick, dated June 24, 2024	S-1/A	333-282038	10.3	October 24, 2024
10.4	Securities Purchase Agreement, dated November 25, 2024, between Cloudastructure, Inc. and Streeterville Capital, LLC	S-1/A	333-282038	10.6	November 29, 2024
10.5	Equity Purchase Agreement, dated November 25, 2024, between Cloudastructure, Inc. and Atlas Sciences, LLC	S-1/A	333-282038	10.7	November 29, 2024
10.6	Registration Rights Agreement, dated November 25, 2024, between Cloudastructure, Inc. and Atlas Sciences, LLC	S-1/A	333-282038	10.8	November 29, 2024
10.7	Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC	S-1/A	333-282038	10.7	January 27, 2025
10.8	Amended and Restated Voting Agreement between Cloudastructure, Inc. and Rick Bentley, dated January 22, 2025.	S-1/A	333-282038	10.10	January 27, 2025
10.9	Form of Standstill Agreement between Cloudastructure, Inc., Rick Bentley, and Gregory Rayzman	S-1/A	333-282038	10.11	January 27, 2025
10.10	Engagement Letter between Cloudastructure, Inc. and Maxim Group LLC, dated April 25, 2024	S-1	333-284717	10.12	February 6, 2025
10.11	Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC	S-1/A	333-284717	10.13	February 13, 2025
10.12	Securities Purchase Agreement, dated March 21, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC	8-K	001-42494	10.1	March 26, 2025
10.13	Registration Rights Agreement, dated March 21, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC	8-K	001-42494	10.2	March 26, 2025
10.14	Placement Agency Agreement, dated March 21, 2025, between Cloudastructure, Inc. and Maxim Group LLC	8-K	001-42494	10.3	March 26, 2025

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10.15	Amendment No. 3 to Securities Purchase Agreement, dated February 14, 2025, between Cloudastructure, Inc. and Streeterville Capital, LLC	10-K	001-42494	10.15	March 31, 2025
10.16	Voting Agreement between Cloudastructure, Inc. and Rick Bentley, dated March 24, 2025	10-K	001-42494	10.16	March 31, 2025
10.17	Waiver Agreement Cloudastructure, Inc. and Streeterville Capital, LLC, dated April 1, 2025	8-K	001-42494	10.1	April 1, 2025
10.18	Supplement Terms Agreement between Cloudastructure, Inc. and Streeterville Capital, LLC, dated April 11, 2025	8-K/A	001-42494	10.1	April 17, 2025
10.19	Waiver Agreement Cloudastructure, Inc. and Streeterville Capital, LLC, dated April 11, 2025	8-K/A	001-42494	10.2	April 17, 2025
10.20	Waiver Agreement Cloudastructure, Inc. and Atlas Sciences, LLC, dated April 11, 2025	8-K/A	001-42494	10.3	April 17, 2025
23.1*	Consent of Bush & Associates CPA, Independent Registered Public Accounting Firm
23.2*	Consent of Saul Ewing LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, California, on May 13, 2025.

CLOUDASTRUCTURE, INC.

By:	/s/ James McCormick
James McCormick
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Cloudastructure, Inc., hereby severally constitute and appoint James McCormick and Greg Smitherman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for us and in our name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James McCormick	Chief Executive Officer, Director	May 13, 2025
James McCormick	(Principal Executive Officer)

/s/ Greg Smitherman	Chief Financial Officer	May 13, 2025
Greg Smitherman	(Principal Financial and Accounting Officer)

/s/ Craig Johnson	Director	May 13, 2025
Craig Johnson

/s/ Jeff Kirby	Director	May 13, 2025
Jeff Kirby

/s/ Ruba Qashu	Director	May 13, 2025
Ruba Qashu

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